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                                                                     EXHIBIT 11

             DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES


               STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE
                    (In Thousands, Except Per Share Data)


                                                                          Three Months Ended
                                                                                 June 30,
                                                                        ------------------------
                                                                         1996              1995
                                                                        -------          -------
Net income                                                              $ 3,041          $ 2,268
                                                                        =======          =======
Weighted average common shares
    outstanding                                                           6,907            6,729
                                                                        =======          =======
Net income per common
    share                                                                 $0.44            $0.34
                                                                        =======          =======
Calculation of weighted average
    common shares:

    Weighted average common
        stock outstanding                                                 6,413            6,270

    Weighted average common
        stock options, utilizing the
        treasury stock method (1)                                           494              459
                                                                        -------          -------
Weighted average common shares
    outstanding                                                           6,907            6,729
                                                                        =======          =======

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(1)  Utilizing the weighted average stock price of $39.85 and $21.30 per share for the three months ended June 30, 1996 and 1995, respectively.